As filed with the Securities and Exchange Commission on June 23, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

Broadway Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	95-4547287
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5055 Wilshire Boulevard, Suite 500
Los Angeles, California 90036

(Address of principal executive offices)

Broadway Financial Corporation 2008 Long-Term Incentive Plan

(Full title of the plan)

Wayne-Kent A. Bradshaw

Broadway Financial Corporation

5055 Wilshire Boulevard, Suite 500
Los Angeles, California 90036

(Name and address of agent for service)

(323) 634-1700

(Telephone number, including area code, of agent for service)

copy to:

James R. Walther

Arnold & Porter Kaye Scholer LLP

777 South Figueroa Street, 44th Floor

Los Angeles, California 90017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and emerging growth company in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share(2)	Proposed maximum aggregate price	Amount of registration fee
Common Stock, $0.01 par value	1,648,282	(3)	$2.03	$3,346,012.46	$387.80

(1)    Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of the Registrant’s Common Stock issuable with respect to the shares registered hereunder in the event of a stock split, stock dividend or similar transaction.

(2)    Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $2.03, the average of the high and low price of our Common Stock as reported on the NASDAQ Capital Market on June 20, 2017.

(3)    Represents shares of Common Stock that were added to the shares reserved for issuance under the Registrant’s 2008 Long-Term Incentive Plan pursuant to stockholder approval received at the Registrant’s annual meeting of stockholders held on November 27, 2013.

EXPLANATORY NOTE

Broadway Financial Corporation (the “Registrant”) filed a registration statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) on November 17, 2009 (File No. 333-163150) relating to the issuance from time to time of 351,718 shares of the Registrant’s common stock, par value $0.01 per share, pursuant to its 2008 Long-Term Incentive Plan (the “Plan”), which registration statement is incorporated herein by reference.  The Registrant is filing this registration statement on Form S-8 for the purpose of registering an additional 1,648,282 shares of its common stock that may be issued from time to time pursuant to awards granted under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Except as indicated below as being incorporated by reference to another filing with the Commission by the Registrant, the following exhibits to this registration statement are being filed herewith:

Exhibit Number	Description of Document
4.1	Certificate of Incorporation of Registrant and amendments thereto (incorporated by reference to Exhibit 3.1 to Form 10-Q filed by Registrant on November 13, 2014)

4.2	Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to Form 10-K filed by Registrant on March 28, 2016)

5.1	Opinion of Arnold & Porter Kaye Scholer LLP regarding legality of the securities being registered hereby

23.1	Consent of Arnold & Porter Kaye Scholer LLP (included in Exhibit 5.1)

23.2	Consent of Moss Adams LLP

24.1	Power of Attorney (included on signature page)

99.1	Broadway Financial Corporation 2008 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to Form 10-Q filed by Registrant on March 28, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 23, 2017.

Broadway Financial Corporation

By:	/s/ Wayne-Kent A. Bradshaw
Name:	Wayne-Kent A. Bradshaw
Its:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Wayne-Kent A. Bradshaw and Brenda J. Battey and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, full to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Wayne-Kent A. Bradshaw	Chief Executive Officer and President	June 21, 2017
Wayne-Kent A. Bradshaw	(Principal Executive Officer)

/s/ Brenda J. Battey	Chief Financial Officer	June 21, 2017
Brenda J. Battey	(Principal Financial Officer and Principal Accounting Officer)

/s/ Virgil P. Roberts	Chairman of the Board of Directors	June 21, 2017
Virgil P. Roberts

Director
Kellogg Chan

/s/ Robert C. Davidson, Jr.	Director	June 21, 2017
Robert C. Davidson, Jr.

/s/ Albert Odell Maddox	Director	June 21, 2017
Albert Odell Maddox

/s/ Daniel A. Medina	Director	June 21, 2017
Daniel A. Medina

/s/ Dutch C. Ross III	Director	June 21, 2017
Dutch C. Ross III

/s/ Erin Selleck	Director	June 21, 2017
Erin Selleck